Exhibit 99

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports Fourth Quarter and Fiscal Year 2024 Financial Results
Company delivers 96th consecutive quarter of topline growth
Fourth quarter 2024 revenue grew 18% and recurring revenue grew 19% from the fourth quarter of 2023

MINNEAPOLIS, February 10, 2025 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the fourth quarter and year ended December 31, 2024.
Financial Highlights
Fourth Quarter 2024 Financial Highlights
•Revenue was $170.9 million in the fourth quarter of 2024, compared to $145.0 million in the fourth quarter of 2023, reflecting 18% growth.
•Recurring revenue grew 19% from the fourth quarter of 2023.
•Net income was $17.6 million or $0.46 per diluted share, compared to net income of $19.0 million or $0.51 per diluted share in the fourth quarter of 2023.
•Non-GAAP income per diluted share was $0.89, compared to non-GAAP income per diluted share of $0.75 in the fourth quarter of 2023.
•Adjusted EBITDA for the fourth quarter of 2024 increased 18% to $49.6 million compared to the fourth quarter of 2023.

Fiscal Year 2024 Financial Highlights
•Revenue was $637.8 million for the year ended December 31, 2024, compared to $536.9 million for the year ended December 31, 2023, reflecting 19% growth.
•Recurring revenue grew 20% from the year ended December 31, 2023.
•Net income was $77.1 million or $2.04 per diluted share for the year ended December 31, 2024, compared to net income of $65.8 million or $1.76 per diluted share for the comparable period in 2023, reflecting 17% growth in year-over-year net income.
•Non-GAAP income per diluted share was $3.48, compared to non-GAAP income per diluted share of $2.85 in the year ended December 31, 2023.
•Adjusted EBITDA for the year ended December 31, 2024 increased 18% to $186.6 million compared to the year ended December 31, 2023.

“We are pleased with what we have accomplished in 2024, and I would like to congratulate SPS Commerce employees for their unwavering commitment to excellence and exceptional understanding of the retail supply chain,” said Chad Collins, CEO of SPS Commerce. “With the depth and breadth of solutions we offer today, we are uniquely positioned to support all trading relationships and continue growing our network to move the world of commerce forward.”

“We believe that SPS’ leading retail network and competitive product portfolio position us well to continue on our profitable growth trajectory,” said Kim Nelson, CFO of SPS Commerce.

Guidance*
First Quarter 2025 Guidance
•Revenue is expected to be in the range of $178.5 million to $180.0 million, representing 19% to 20% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.39 to $0.41, with fully diluted weighted average shares outstanding of 38.7 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.82 to $0.84.
•Adjusted EBITDA is expected to be in the range of $49.5 million to $50.5 million.
•Non-cash, share-based compensation expense is expected to be $15.0 million, depreciation expense is expected to be $5.4 million, and amortization expense is expected to be $9.2 million.

Fiscal Year 2025 Guidance
•Revenue is expected to be in the range of $758.0 million to $763.0 million, representing 19% to 20% growth over 2024.
•Net income per diluted share is expected to be in the range of $1.93 to $1.99, with fully diluted weighted average shares outstanding of 38.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.78 to $3.84.
•Adjusted EBITDA is expected to be in the range of $227.5 million to $231.0 million, representing 22% to 24% growth over 2024.
•Non-cash, share-based compensation expense is expected to be $63.0 million, depreciation expense is expected to be $23.5 million, and amortization expense is expected to be $39.8 million.

*Inclusive of the expected results of the Carbon6 acquisition

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q4 2024 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service, and accessible experts so our customers can focus on what they do best. Over 45,000 recurring revenue customers in retail, grocery, distribution, supply, manufacturing, and logistics are using SPS as their retail network. SPS has achieved 96 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the year ended December 31, 2024 included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. Other adjustments for the year ended December 31, 2023 included the expense impacts from disposals of certain capitalized internally developed software and acquisition-related employee severance costs. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from investments held and foreign currency impact on cash and investments, other adjustments as necessary for a fair presentation, including for the year ended December 31, 2024 the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs, and for the year ended December 31, 2023 the expense impacts from disposals of certain capitalized internally developed software and acquisition-related employee severance costs, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2025, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$241,017	$219,081
Short-term investments	—	56,359
Accounts receivable	56,214	50,160
Allowance for credit losses	(4,179)	(3,320)
Accounts receivable, net	52,035	46,840
Deferred costs	65,342	62,403
Other assets	23,513	16,758
Total current assets	381,907	401,441
Property and equipment, net	37,547	36,043
Operating lease right-of-use assets	8,192	7,862
Goodwill	399,180	249,176
Intangible assets, net	181,294	107,344
Other assets
Deferred costs, non-current	20,572	20,347
Deferred income tax assets	505	505
Other assets, non-current	2,033	1,126
Total assets	$1,031,230	$823,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,577	$7,420
Accrued compensation	47,160	41,588
Accrued expenses	12,108	8,014
Deferred revenue	74,256	69,187
Operating lease liabilities	4,583	4,460
Total current liabilities	146,684	130,669
Other liabilities
Deferred revenue, non-current	6,189	6,930
Operating lease liabilities, non-current	7,885	9,569
Deferred income tax liabilities	15,541	8,972
Other liabilities, non-current	241	229
Total liabilities	176,540	156,369
Commitments and contingencies
Stockholders' equity
Common stock	40	39
Treasury stock	(99,748)	(128,892)
Additional paid-in capital	627,982	537,061
Retained earnings	336,099	259,045
Accumulated other comprehensive gain (loss)	(9,683)	222
Total stockholders’ equity	854,690	667,475
Total liabilities and stockholders’ equity	$1,031,230	$823,844

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$170,907	$144,965	$637,765	$536,910
Cost of revenues	55,585	49,040	210,714	182,069
Gross profit	115,322	95,925	427,051	354,841
Operating expenses
Sales and marketing	39,220	33,214	148,920	122,936
Research and development	17,142	14,216	62,809	53,654
General and administrative	26,354	20,612	102,929	84,887
Amortization of intangible assets	7,862	4,998	23,510	16,116
Total operating expenses	90,578	73,040	338,168	277,593
Income from operations	24,744	22,885	88,883	77,248
Other income (expense), net	(373)	3,456	10,593	8,315
Income before income taxes	24,371	26,341	99,476	85,563
Income tax expense	6,812	7,330	22,422	19,739
Net income	$17,559	$19,011	$77,054	$65,824

Net income per share
Basic	$0.47	$0.52	$2.07	$1.80
Diluted	$0.46	$0.51	$2.04	$1.76

Weighted average common shares used to compute net income per share
Basic	37,646	36,831	37,306	36,646
Diluted	38,133	37,640	37,856	37,475

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$77,054	$65,824
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(9,786)	(10,079)
Depreciation and amortization of property and equipment	18,721	18,631
Amortization of intangible assets	23,510	16,116
Provision for credit losses	7,683	5,707
Stock-based compensation	54,557	45,508
Other, net	577	2,415
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(9,653)	(11,949)
Deferred costs	(3,120)	(10,724)
Other assets and liabilities	(7,313)	1,834
Accounts payable	796	(3,947)
Accrued compensation	1,434	7,143
Accrued expenses	4,115	1,302
Deferred revenue	728	6,464
Operating leases	(1,905)	(1,947)
Net cash provided by operating activities	157,398	132,298
Cash flows from investing activities
Purchases of property and equipment	(20,046)	(19,761)
Purchases of investments	(85,759)	(133,994)
Maturities of investments	143,275	131,331
Acquisition of businesses, net	(147,924)	(70,218)
Net cash used in investing activities	(110,454)	(92,642)
Cash flows from financing activities
Repurchases of common stock	(37,567)	—
Net proceeds from exercise of options to purchase common stock	4,714	9,856
Net proceeds from employee stock purchase plan activity	9,827	8,114
Payments for contingent consideration	—	(2,000)
Net cash provided by (used in) financing activities	(23,026)	15,970
Effect of foreign currency exchange rate changes	(1,982)	562
Net increase in cash and cash equivalents	21,936	56,188
Cash and cash equivalents at beginning of period	219,081	162,893
Cash and cash equivalents at end of period	$241,017	$219,081

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$17,559	$19,011	$77,054	$65,824
Income tax expense	6,812	7,330	22,422	19,739
Depreciation and amortization of property and equipment	4,711	4,667	18,721	18,631
Amortization of intangible assets	7,862	4,998	23,510	16,116
Stock-based compensation expense	12,293	9,411	54,557	45,508
Realized (gain) loss from investments held and foreign currency impact on cash and investments	2,521	(1,201)	(115)	(1,726)
Investment income	(2,205)	(2,287)	(10,582)	(7,660)
Other	86	28	1,064	1,198
Adjusted EBITDA	$49,639	$41,957	$186,631	$157,630

Adjusted EBITDA Margin
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$170,907	$144,965	$637,765	$536,910

Net income	17,559	19,011	77,054	65,824
Margin	10%	13%	12%	12%

Adjusted EBITDA	49,639	41,957	186,631	157,630
Adjusted EBITDA Margin	29%	29%	29%	29%

Non-GAAP Income per Share
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$17,559	$19,011	$77,054	$65,824
Stock-based compensation expense	12,293	9,411	54,557	45,508
Amortization of intangible assets	7,862	4,998	23,510	16,116
Realized (gain) loss from investments held and foreign currency impact on cash and investments	2,521	(1,201)	(115)	(1,726)
Other	86	28	1,064	1,198
Income tax effects of adjustments	(6,371)	(3,906)	(24,505)	(19,983)
Non-GAAP income	$33,950	$28,341	$131,565	$106,937

Shares used to compute net income and non-GAAP income per share
Basic	37,646	36,831	37,306	36,646
Diluted	38,133	37,640	37,856	37,475

Net income per share, basic	$0.47	$0.52	$2.07	$1.80
Non-GAAP adjustments to net income per share, basic	0.43	0.25	1.46	1.12
Non-GAAP income per share, basic	$0.90	$0.77	$3.53	$2.92

Net income per share, diluted	$0.46	$0.51	$2.04	$1.76
Non-GAAP adjustments to net income per share, diluted	0.43	0.24	1.44	1.09
Non-GAAP income per share, diluted	$0.89	$0.75	$3.48	$2.85

The annual per share amounts may not cross-sum due to rounding.